EXHIBIT 10.32

                               SECOND AMENDMENT TO
                 IMS HEALTH INCORPORATED RETIREMENT EXCESS PLAN

                         Effective as of October 1, 1999

     1. The first sentence of the Introduction to the IMS Health Incorporated Retirement Excess Plan (the "Plan") is hereby amended to read in its entirety as follows:

     "The IMS Health Incorporated Retirement Excess Plan (the "Plan") is established by IMS Health Incorporated (the "Company") to provide participating employees with retirement benefits in excess of those permitted to be paid under the IMS Health Incorporated Retirement Plan (the "Qualified Plan") due to the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code") and the exclusion from the definition of Compensation under the Qualified Plan of amounts deferred under any nonqualified deferred compensation plan."

     2. Section I of the Plan is hereby amended to read in its entirety as follows:

     "All participants in the Qualified Plan shall participate in this Plan whenever their benefits under the Qualified Plan as from time to time in effect are reduced by reason of the limitations imposed by Sections 401(a)(17) and 415 of the Code or the exclusion from the definition of Compensation under the Qualified Plan of amounts deferred under any nonqualified deferred compensation plan."

     3. The first paragraph of Section II of the Plan is hereby amended to read in its entirety as follows:

     "The Corporation shall pay to each participant in the Qualified Plan (or his or her beneficiaries designated to receive benefits from the Qualified
     Plan) a benefit equal to the excess of (a) over (b), where:

     (a) equals the amount that would be payable to the participant (or his or her beneficiaries) under the Qualified Plan if the limitations imposed by Sections 401(a)(17) and 415 of the Code and the exclusion from the definition of Compensation of amounts deferred under any nonqualified deferred compensation plan did not apply; and

     (b) equals the sum of (i) the actual benefits payable to the participant (or his or her beneficiaries) from the Qualified Plan and (ii) the benefits payable to the participant (or his or her beneficiaries) from the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (as in effect on October 31, 1996), as determined by the Company in accordance with the methods and assumptions specified in Appendix A of this Plan."